EXHIBIT 23.1

Consent Of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-109505, 333-5474, 333-6934, 333-08606, 333-08604, 333-10220, 333-08608, and 333-87024) of Open Text Corporation, of our report dated December 19, 2003, with respect to the consolidated financial statements of Gauss Interprise AG for the nine month period ended September 30, 2003 and the year ended December 31, 2002, included in the Current Report on Form 8-K/A of Open Text Corporation, dated December 19, 2003, filed with the Securities and Exchange Commission.

Hamburg, Germany

December 19, 2003

/s/ Ernst & Young AG

Wirschaftsprüfungsgesellschaft

/s/ Nendza	/s/ Schneider
Wirtschaftsprüfer	Wirtschaftsprüfer